Pursuant to Item 601(b)(10)(iv) of Regulation S-K of the Securities Act of 1933, as amended, certain information has been excluded from this Exhibit 10.1 by removing the excluded text and inserting “[****]” in its place. Such information has been excluded from this Exhibit 10.1 because the registrant customarily and actually treats such information as private or confidential, and it is (i) not material and (ii) would cause competitive harm to the registrant if it was publicly disclosed.

Exhibit 10.1

Riot – MicroBT

Master Purchase & Sale Agreement

This Master Purchase and Sale Agreement (this “Agreement”) is entered into, effective as of June 23, 2023 (the “Effective Date”), by and between SuperAcme Technology (Hong Kong) Limited (Company No.: [****]), a limited company duly organized under the laws of Hong Kong, PRC, and having its principal address at [****], for itself and its wholly owned subsidiary, SuperAcme Inc., a corporation organized under the laws of the State of Delaware, USA, as well as such other affiliates sharing common ownership and control, as designated from time to time in Purchase Orders (as defined herein) executed hereunder (collectively, “MicroBT”), and Riot Platforms, Inc., a corporation duly organized under the laws of the State of Nevada, USA, and having its principal address at 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado, USA 80109, for itself and its affiliates sharing common ownership and control, as designated from time to time pursuant to Purchase Orders executed hereunder (collectively, “Riot”).  MicroBT and Riot are referred to herein, individually, as a “Party” and, collectively, as the “Parties” to this Agreement.

RECITALS

A.	MicroBT is in the business of designing, developing, producing and selling high-performance blockchain servers utilizing application-specific integrated circuit (ASIC) computing chips for Bitcoin mining operations (each, a “Miner”);
B.	Riot wishes to secure from MicroBT, and MicroBT wishes to provide to Riot, the long-term, price-competitive and quantitative supply of Miners manufactured by MicroBT in the United States of America, subject and pursuant to the terms of this Agreement; and
C.	The Parties now wish to enter into this Agreement and hereby make their respective representations, warranties, covenants and agreements on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.Description of the Miners.
1.1.General.  The models, specifications and applicable performance parameters of the Miners (the “Miner Specifications”), and the Purchase Order Total Price (as defined in Section 3.2) to be paid therefor, shall be set forth on each Purchase Order (as defined in Section 3.1) entered into between the Parties during the Term (as defined in Section 2.1).
1.2.Initial Purchase Order.  The initial Purchase Order to be executed by the Parties, regarding the purchase and sale of eight thousand, three hundred twenty (8,320) model M56S+ Miners at [****] and [****]/100 Dollars ($[****]) per terahash (“TH”), and twenty four thousand, nine hundred sixty (24,960) model M56S++ Miners at [****] and [****]/100 Dollars ($[****]) per TH, as more particularly described on Appendix 3.1.2 attached hereto and incorporated by this reference herein (the “Initial Purchase Order”), shall be executed simultaneously with this Agreement.  Except with respect to the Initial Purchase Order, Riot does not commit to purchasing any certain quantity of Miners by entering into this Agreement.
1.3.M56S++ Purchase Option.  MicroBT hereby grants to Riot, and Riot hereby accepts, the option to purchase from MicroBT up to a total of sixty-six thousand, five hundred sixty (66,560) model M56S++ Miners, pursuant to one (1) or more Purchase Orders executed hereunder, at a maximum price of $[****]/TH (the “Purchase Option”) during the Option Period (as defined herein).  Riot is entitled to exercise the Purchase Option at any time until December 31, 2024 (the “Option Period”).  The Purchase Option shall be subject to the terms of Section 3.3.  Upon Riot’s delivery of written notice of its election to exercise the Purchase Option, which notice shall include the number of model M56S++ Miners to be purchased, the Parties shall execute a Purchase Order for such Miners as soon as reasonably practicable thereafter (but in any event no later than five (5) business days after the date Riot delivers such notice to MicroBT).  MicroBT shall guarantee sufficient production of model M56S++ Miners for the duration of the Option Period, or it shall otherwise extend the price of $[****]/TH, subject to Section 3.3, to replacement model Miners having hashrate, power draw and power efficiency ratings at least equivalent to those of the model M56S++ Miners, as specified in Appendix 3.1.2.
1.4.New Miner Models.  The Parties acknowledge that MicroBT may release new Miner models during the Term.  In such event, MicroBT shall promptly notify Riot, in writing, of such new Miner releases and provide Riot the opportunity to purchase such new model Miners, according to this Section 1.4.  Within fourteen (14) days (or other such period of time as may be agreed to by the Parties in writing) of Riot’s receipt of such notice, Riot, if it desires to purchase such new model Miners, shall deliver written notice to MicroBT, specifying the quantity of such new model Miners Riot intends to purchase from MicroBT.    Following receipt of Riot’s notice to MicroBT of its intent to purchase such new model Miners, the Parties shall negotiate in good faith the terms and conditions of the Purchase Order covering the purchase and sale of such Miners, at prices subject to Section 3.3, and, for a period of at least ninety (90) days after its receipt of Riot’s notice, MicroBT shall reserve for purchase by Riot a sufficient quantity of such new model Miners to supply Riot’s desired purchase, as specified in its notice.
1.5.Production.  All Miners covered by this Agreement shall be manufactured and produced within the United States of America, either directly by MicroBT or through its USA-based contract manufacturer(s), at MicroBT’s discretion.  Upon delivery in accordance with Section 4, MicroBT shall certify to Riot that the Miners to be delivered to Riot in the applicable Batch (as defined in Section 4.1) have been manufactured in the USA in accordance with this Section 1.5.  Additionally, MicroBT shall be responsible for ensuring upstream compliance with all applicable laws, rules and regulations governing the labor, minerals, components and parts used in the Miner manufacturing process, and shall indemnify and hold Riot harmless from any violations of application law with respect thereto.  Further, during the Term, Riot shall be permitted, upon no less than ten (10) days’ written notice, to freely inspect MicroBT’s production facilities used to produce the Miners sold to Riot.
2.Term and Termination.
2.1.Term.  The initial term of this Agreement shall commence as of the Effective Date and continue until the later of: (x) the end of the thirtieth (30th) month following the Effective Date (i.e., December 31, 2025); and (y) the end of the production and delivery schedule of any Purchase Order executed under this Agreement (the “Term”); provided, however, that the Parties may terminate this Agreement earlier (a) by mutual written agreement of the Parties, (b) upon written notice by the non-breaching Party upon material breach hereof by the other Party (as described in Section 2.2), or (c) as permitted under Section 9.3.  For the avoidance of doubt, the Parties hereby acknowledge and agree that the expiration of the Term shall have no effect on the Parties’ obligations to complete any outstanding Purchase Orders entered into prior to the expiration of the Term, and the terms of this Agreement shall remain in full force and effect with respect to such Purchase Orders.  The Parties may agree, by a written instrument signed by both Parties, to extend the Term, on such terms and conditions as reasonably agreed by the Parties.
2.2.Termination for Material Breach.  Notwithstanding Section 2.1, either Party may terminate this Agreement, upon thirty (30) days’ advance written notice to the other Party, due to the other Party’s material breach of its obligations, representations, warranties or covenants under this Agreement; provided, however, if, based on the non-breaching Party’s commercially reasonable determination, the breach is capable of being cured within thirty (30) days, the non-breaching Party shall allow the breaching Party such thirty (30) day period after the date the non-breaching Party delivers notice, to cure its breach(es) of this Agreement, and, if so cured, this Agreement shall not terminate and shall continue in full force and effect as if such breach(es) had not occurred.  Notwithstanding the foregoing, in the case of MicroBT’s breach of its representations or warranties set forth in Sections 5.2.3 through Sections 5.2.6, Riot may terminate this Agreement effective immediately upon delivery of written notice to MicroBT.  For the avoidance of doubt, termination by a Party as permitted under this Section 2.2 shall not reduce or limit the breaching Party’s liability, or the non-breaching Party’s other remedies, as provided under this Agreement.
3.Purchases, Payments and Invoicing.
3.1.Purchase Order Process.  Both Parties acknowledge and agree that Miner Specifications, purchase quantities and prices shall, to the extent not identified in this Agreement, be specified on an order-by-order basis.  During the Term, Riot may submit to MicroBT a purchase order document, in the form attached as Appendix 3.1.1 hereto (each, a “Purchase Order”), the terms of which shall be agreed upon by the Parties and which shall be executed by an authorized representative of each Party (or a subsidiary of such Party pursuant to the following sentence).  The Parties may enter into Purchase Orders through their respective USA based, wholly owned subsidiaries as indicated in each such Purchase Order.  The Parties have entered into, as of the Effective Date, the Initial Purchase Order, attached hereto as Appendix 3.1.2, which is incorporated by this reference herein, as if set forth in this Agreement in full.  Thereafter, each subsequent Purchase Order, as may be executed from time to time by the Parties during the Term, shall incorporate this Agreement by reference as if fully set forth therein.  In the event of a conflict between the terms of this Agreement and the terms of any Purchase Order, the terms of the Purchase Order shall prevail.  Each Purchase Order shall include, at a minimum:
3.1.1.the applicable Miner Specifications;
3.1.2.the Miner quantity to be delivered;
3.1.3.the Delivery Date(s) (as defined in Section 4.1);
3.1.4.the applicable supplemental terms and conditions (if any, and as agreed upon by the Parties); and
3.1.5.the Purchase Order Total Price (as defined in Section 3.2).
3.2.Purchase Order Total Price.  The maximum price to be charged by MicroBT to Riot in exchange for delivery of the Miners specified under any Purchase Order, exclusive of applicable taxes, fees, premiums, and other sums payable as permitted by this Agreement, shall constitute the total Purchase Order price, as indicated on the applicable Purchase Order (the “Purchase Order Total Price”).  The Purchase Order Total Price represents the aggregate of the price per terahash (TH) of the Miners purchased by Riot pursuant to the applicable Purchase Order, inclusive of MicroBT’s standard volume discount offered to customers in the ordinary course of its business, according to the quantity of Miners sold (the “price per TH”), multiplied by the total rated hashrate of such Miners, subject to adjustment pursuant to Section 3.3.2 for actual hashrate delivered with respect to such Purchase Order.  [****].  For the avoidance of doubt, MicroBT shall apply to any such Purchase Order the best volume discount corresponding to the quantity of Miners to be delivered under the Purchase Order, as offered by MicroBT to any other customer during the six (6) months immediately preceding the date of such Purchase Order.  The Purchase Order Total Price shall constitute a “fixed price” subject to adjustment, as set forth in Section 3.3, as well as any additional amounts due pursuant to Sections 3.4 and 3.5, subject to the Parties’ agreement in the applicable Purchase Order.

3.3.Purchase Price Adjustments.  The Purchase Order Total Price, including the price per TH of the Miners purchased and sold pursuant to a Purchase Order executed hereunder are subject to adjustment as set forth in this Section 3.3:
3.3.1.[****].
3.3.2.The Parties acknowledge and agree that the actual hashrate delivered, on a per Miner basis, is subject to fluctuations within acceptable parameters.  If, however, the aggregate hashrate of the Miners accepted by Riot in accordance with Section 4.2, is, on a per Batch basis: (A) greater than [****] percent ([****]%) of the aggregate rated hashrate of such Batch stated in such Purchase Order (subject to the [****] percent ([****]%) performance guarantee set forth in Section 5.2.2 with respect to target Miner Specifications) (“Overdelivery”); or (B) less than [****] percent ([****]%) of the aggregate rated hashrate of such Batch stated in such Purchase Order (“Underdelivery”), then, the Purchase Order Total Price shall be adjusted to reflect the actual hashrate delivered in such Batch, according to the agreed price per TH set forth in the applicable Purchase Order, as adjusted hereunder.
3.3.3.Any adjustments made pursuant to Section 3.3.1 (with respect to the base price per TH) or Section 3.3.2 (with respect to Underdelivery) shall be recorded as credits against future amounts due under the applicable Purchase Order, with any excess held in reserve as a freely tradable credit against any future purchases by Riot of Miners from MicroBT (whether under this Agreement or otherwise).   For the avoidance of doubt, with respect to any such adjustment, Riot shall not be required to make any additional payments under the applicable Purchase Order until the credit accrued to Riot as a result of such adjustment is reduced to zero, and any credited amount remaining after reducing the remaining Purchase Order Total Price to zero shall be held as a freely tradable credit by Riot, in an account designated for Riot with MicroBT.  At Riot’s request, MicroBT shall facilitate the transfer (including pursuant to a sale) by Riot of any such credit to any person designated by Riot.  Riot and MicroBT shall use commercially reasonable efforts to effect any such transfer within three (3) business days of Riot’s request.
3.3.4.Any adjustments made pursuant to Section 3.3.2 (with respect to Overdelivery) shall be made at the final Batch delivery and acceptance under the applicable Purchase Order, such that, if, after applying any credits due to Riot in accordance with Section 3.3.3, any amounts remain due and outstanding to MicroBT from Riot under such Purchase Order, Riot shall pay any such remaining balance due on the as-adjusted Total Order Purchase Price to MicroBT within three (3) business days of end of the final Acceptance Period with respect to Miners delivered to Riot under such Purchase Order.
3.4.USA Production Premium.  Riot shall pay to MicroBT a premium charge (the “Production Premium”), in an amount not to exceed [****] and [****]/100 Dollars ($[****]) per Miner, to compensate MicroBT for increased production costs due to the requirement that the Miners are produced in the USA.  The Parties acknowledge their expectation that the cost of USA production is expected to decline over time, and, as such USA production costs are so reduced, MicroBT shall correspondingly reduce the Production Premium per Miner charged to Riot.  For the avoidance of doubt, this Production Premium shall be payable in addition to the Purchase Order Total Price.  Further, the Production Premium for any Purchase Order shall not be aggregated into the Purchase Order Total Price, charged or otherwise become payable, until the applicable Balance Payment (as defined in Section 3.6.3) becomes due.
3.5.Taxes, Duties and Fees.  Riot acknowledges that it is responsible for all transactional taxes levied by a governmental authority with taxing jurisdiction upon the delivery of Miners purchased by Riot pursuant to each Purchase Order executed hereunder; provided, however, that tax compliance is the responsibility of MicroBT and MicroBT shall properly collect from Riot the applicable transactional tax amounts by including such taxes as a separately stated line-item on the final invoice for the Balance Payment due upon delivery of each Batch of Miners delivered to Riot pursuant to the applicable Purchase Order.  Riot shall pay such invoiced amounts in accordance with Section 3.8, and MicroBT shall remit such taxes directly to the appropriate taxing authority following collection, in accordance with applicable law.  Notwithstanding the foregoing, Riot shall be solely responsible for collecting and paying any Texas Sales or Use Tax due on the purchase, sale, delivery and/or use of the Miners in Texas, and MicroBT shall not be required to, no shall it make any attempt to, collect such taxes.  For the avoidance of doubt, Riot shall solely be responsible for taxes, duties, excises and governmental duties and fees levied upon the final purchase, sale, and delivery of the Miners in accordance with Section 4, and Riot shall not be responsible for any import/export taxes, duties or fees, taxes, or other excises levied against any portion of MicroBT’s supply chain prior to ultimate delivery of the Miners to Riot.  Further, MicroBT shall not collect from Riot tax amounts assessed by virtue of compensation paid by Riot to MicroBT hereunder, including but not limited to, any federal, state or local income tax resulting from transactions entered into hereunder, for which MicroBT is solely responsible.  MicroBT agrees to defend, indemnify, and hold harmless Riot from and against any and all losses, damages, claims, penalties, and litigation arising out MicroBT’s failure to properly collect and remit necessary tax amounts in accordance with these terms and conditions.
3.6.Standard Payment Terms.  The Parties may negotiate payment terms with respect to any Purchase Order, which terms shall be indicated therein.  When the Parties do not specify payment terms in a Purchase Order, the following standard payment terms shall apply to the Purchase Order and each corresponding Batch (as defined in Section 4.1) delivery specified therein:
3.6.1.Thirty percent (30%) of Purchase Order Total Price due seven (7) business days after Purchase Order execution (the “Deposit”);
3.6.2.Forty percent (40%) of the portion of the Purchase Order Total Price attributable to the corresponding Batch due within three (3) months before that Batch’s Delivery Date (as defined in Section 4.1) set forth in the Purchase Order (each, a “Progress Payment”); and
3.6.3.Thirty percent (30%) of the portion of the Purchase Order Total Price attributable to the corresponding Batch due within two (2) business days of that Batch’s Delivery Date set forth in the Purchase Order (each a “Balance Payment”).
3.7.Credits.  Any Deposits and other amounts paid by Riot under this Agreement shall be credited toward subsequent amounts due by Riot hereunder until the amount of the Deposit is reduced to $0.00, with such credit first being applied against the total Purchase Price due with respect to the applicable Purchase Order under which such amounts were paid, and, thereafter, against the total Purchase Price of any future Purchase Orders executed hereunder.
3.8.Invoices.  MicroBT shall invoice Riot for each Deposit, Progress Payment and Balance Payment incurred under each Purchase Order.  MicroBT shall direct its invoices to [****].  Payments shall be made via T/T Wire transfer, in United States Dollars ($USD), payable to the Party’s predesignated bank account in accordance with this Agreement’s terms and conditions. Riot shall pay undisputed invoiced amounts to MicroBT within fourteen (14) days of its receipt of MicroBT’s invoice.  The Parties shall reasonably cooperate to resolve any disputed invoices as soon as possible, but in any event within thirty (30) days of the date such invoice is delivered to Riot.  Any unresolved disputes regarding invoices shall be submitted to an independent certified public accountant firm of the Parties’ choosing, with each Party selecting an independent certified public accountant firm if the Parties are unable to agree, and, in such event, with such independent certified public accountant firms selecting a third independent certified public accountant firm to act as a tie-breaker.

4.Delivery and Acceptance.
4.1.Delivery.  MicroBT shall deliver its Miners in a series of tranches (each, a “Batch”) on or before the fifteenth (15th) day of the month in which a specified Batch is to be delivered (the “Delivery Date”) pursuant to the monthly delivery schedule set forth in the applicable Purchase Order.  Deliveries shall be made Ex-Works (Incoterms 2020) at the facility designated by MicroBT in the applicable Purchase Order, in MicroBT’s commercially reasonable discretion; provided, however, that such facility must be (a) located within the United States of America and (b) either (i) within MicroBT’s control or (ii) controlled by an entity sharing common ownership and control with MicroBT (for the avoidance of doubt, this may include any contract manufacturing facility located in the USA utilized by MicroBT to fulfill the production of Miners hereunder).  MicroBT is responsible for properly packaging the Miners, including their accessories and spare parts, and taking all necessary packaging measures such as waterproofing, moisture proofing and anti-collision packaging to ensure the safe transportation of the Miners, and shall make the Miners available for pick-up by Riot on or before the applicable Delivery Date.  Riot shall be responsible for all additional logistical matters including the pick-up and transportation of the Miners from MicroBT’s facility to Riot’s facility at Riot’s sole cost and expense.
4.2.Rejection and Acceptance.  Riot shall have the right to test and inspect the Miners upon delivery and, based thereon, either reject or accept the Miners within [****] ([****]) days after the verified receipt date of the Miners at Riot’s facility (the “Acceptance Period”).  If, during inspection, Riot determines, in its commercially reasonable discretion, that the Miners do not conform to the applicable Purchase Order, Riot shall submit a written notice of rejection to MicroBT within the Acceptance Period.  After receiving the rejection notice, MicroBT shall promptly confirm receipt of the rejection notice and remedy the grounds for rejection, in any event no later than [****] ([****]) days after receipt of Riot’s rejection notice (such remedies may include, but are not limited to, reimbursement of the cost of returning the non-conforming Miners and replacing the non-conforming Miners, or providing a credit against future purchases equal to the amount paid by Riot for such non-conforming Miners).  If Riot does not provide a rejection notice within the Acceptance Period, the Miners delivered shall be deemed accepted.  Riot’s inspection and acceptance rights under this Section 4.2 shall be in addition to, and not in lieu of, any additional rights of Riot with respect to non-conforming Miners.
4.3.Spare Parts.  As spare parts for the Miners are delivered, MicroBT shall include with each such delivery, free of charge to Riot, extra power supplies and control boards in a quantity equal to one percent (1%) of the power supplies and control boards otherwise delivered with such delivery so that Riot may make self-repairs.  MicroBT hereby authorizes Riot to use the spare parts to repair defective Miners in accordance with the training and guidance to be provided by MicroBT pursuant to Section 5.5.  Such act of self-repair by Riot shall not void its warranty rights in respect of the Miners.
4.4.Late Purchase Order Cancellation.  If MicroBT fails to deliver in full any Batch of Miners within [****] ([****]) days after the applicable Delivery Date, then Riot shall be entitled to cancel the late Batch delivery upon written notice to MicroBT of such cancellation, whereby MicroBT shall, at Riot’s sole discretion, either: (a) refund all amounts paid by Riot under the applicable Purchase Order for such undelivered Miners, including the proportionate Deposit amount, together with interest on all such amounts paid at [****] percent ([****]%) per day for the period from the first day after each payment through the date immediately prior to the Batch’s cancellation date, capped at a maximum of [****] ([****]) days per cancelled Batch (i.e., a maximum accrual of [****] percent ([****]%) interest on all such amounts to be refunded with respect to the applicable cancelled Batch); or (b) provide such amount to Riot as a credit against any future order(s) with MicroBT.

5.Representations and Warranties; After-Sales Service.
5.1.Mutual Warranties.  Each Party represents and warrants that it is a validly existing entity and is lawfully organized under the jurisdiction of its formation.  Each Party further warrants that it has executed or will execute this Agreement and each Purchase Order through a duly authorized representative with authority to bind such Party.  Further, each Party represents and warrants to the other Party that such Party is not subject to sanctions or other restrictions under the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and is not, and is not affiliated or doing business with any person, listed on OFAC’s Specially Designated Nationals And Blocked Persons (“SDN”) List.  Each Party represents and warrants to the other that it knows of no event of Force Majeure (as defined in Section 9.1) existing as of the Effective Date that would impede or prevent its performance of Purchase Orders that may be entered into hereunder.
5.2.MicroBT Warranties.  In addition to all other warranties, express or implied, including statutory warranties, MicroBT hereby represents and warrants that:
5.2.1.the total hashrate delivered under a Purchase Order will not be less than the total hashrate specified on the applicable Purchase Order;
5.2.2.for a period of [****] ([****]) calendar months commencing as of the date of Riot’s acceptance of any Miners delivered under this Agreement (the “Warranty Period”), the Miners will: (a) be free from defects in design, materials and workmanship; and (b) conform to within [****] percent ([****]%) of the applicable Miner Specifications, including, but not limited to, power efficiency and hashrate within the base conditions of Riot’s data center facility in which they operate;
5.2.3.the Miners will be of United States origin, whether manufactured in the USA by MicroBT directly or through a contract manufacturer;
5.2.4.MicroBT’s manufacture and delivery of the Miners will not violate any applicable law of a governmental authority with jurisdiction over its performance hereunder;
5.2.5.The Miners will not infringe on any USA registered third-party intellectual property rights; and
5.2.6.MicroBT’s information provided to Riot on that certain written “Confidential Vendor Compliance Questionnaire,” as signed by MicroBT, is true and accurate.
5.3.Defect(s) and Remedies.  Each occurrence of non-conformance with the warranties specified in the foregoing Section 5.2 shall constitute a “Defect” subject to this Section 5.3.  Upon Riot’s discovery of Defect(s), Riot shall promptly notify MicroBT thereof and reasonably cooperate with MicroBT, without prejudice to Riot’s warranty remedies herein, to conduct fault analysis of any and all Miners containing a Defect (each, a “Defective Miner”).  In turn, MicroBT, at its sole expense, shall provide the appropriate repair or replacement of the Defective Miner(s) within [****] ([****]) days of MicroBT’s receipt of Riot’s notice of Defect, or within such other period of time that may be reasonably designated in writing by Riot.  Notwithstanding the foregoing, Riot shall bear sole responsibility for all shipping and handling costs associated with the repair or replacement of Defective Miners by MicroBT.  Upon Riot’s delivery to MicroBT of a notice of Defect(s), MicroBT shall offer free Miner repair or replacement, or, with respect to Defects caused by MicroBT’s breach of Section 5.2.5, MicroBT shall (a) replace or modify the Defective Miner, without loss of material functionality or performance, to make it non-infringing, or (b) procure for Riot, at MicroBT’s sole cost and expense, a license to use the infringed upon intellectual property rights within [****] ([****]) days of its receipt of Riot’s notice of Defect.  Nothing in this Section 5.3 shall limit Riot’s remedies under this Agreement with respect to any breach of the warranties set forth in Sections 5.2.3 through 5.2.6. For the avoidance of doubt, the remedies provided for in this Section 5.3 shall be the sole and exclusive remedies available to Riot in the event of MicroBT’s breach of its warranties set forth in 5.2.1 and 5.2.2.
5.4.Warranty Exclusions.  The following circumstances and Defects are not covered by MicroBT’s warranty described in Section 5.2.2:
5.4.1.Defects caused by Riot’s abuse, misuse, neglect, improper handling or improper installation;
5.4.2.Defects caused by Riot’s failure to adhere to the Data Center Operating Requirements (as defined in Section 5.6);
5.4.3.Defects caused by Riot’s improper installation of after-market accessories without the express or implied consent of MicroBT’s technicians, including, but not limited to, power supplies, control panels, fans and cables;
5.4.4.Defects resulting from insufficient hash power, abnormal hash power, card machine and burning machine caused by Riot’s use of unauthorized supporting software;
5.4.5.Shortened Miner life or direct damage of servers caused by Riot by reason of modifying the operating parameters of the Miner (such as overclocking) except through firmware authorized by MicroBT in the applicable Miner Specifications or other documentation;
5.4.6.Miners whose serial numbers have been maliciously modified, defaced or intentionally removed by Riot; and
5.4.7.Damage caused by natural disasters, including but not limited to earthquakes, tornadoes, floods, wildfires, heavy rains, mudslides and sandstorms.
5.5.After-Sales Services.  During the Term, MicroBT shall provide ongoing maintenance training and support to Riot’s on-site personnel at its predesignated Texas, USA based data center facility and shall certify Riot’s on-site technicians to perform repairs on Miners supplied by MicroBT (collectively, the “After-Sales Services”).  Upon MicroBT’s request, Riot will provide commercially reasonable support to MicroBT in connection with its performance of such After-Sales Services requested by Riot.
5.6.Data Center Operating Requirements.  To facilitate the stable operation of the Miners, the data center facility in which Riot operates the Miners shall comply and be equipped with the following (collectively, the “Data Center Operating Requirements):
5.6.1.reasonable cooling and dust prevention measures;
5.6.2.stable supply of electricity;
5.6.3.infrastructure designed to enable the Miners to be operated at a (liquid) working temperature (inlet) of [****] to [****] degrees centigrade ([****]℃ to [****]℃);

5.6.4.the data center shall be operated at an altitude ≤ [****] ([****]) meters above sea level, and the highest permissible operating temperature of the Miners shall be reduced by [****]℃ for every [****] ([****]) meter-increase in altitude above [****] ([****]) meters above sea level;
5.6.5.the relative humidity of the facility in which the Miners are deployed shall be less than [****] percent ([****]%), where one hundred percent (100%) relative humidity represents the maximum moisture content the atmosphere, at two thousand (2,000) meters above sea level, can retain at forty-five degrees centigrade (45℃);
5.6.6.a power input voltage (to the Miners) between [****] and [****] volts ([****]-[****]V) for Miners rated to operate with a [****] volt ([****]V) power supply, or between[****] and [****] volts ([****]-[****]V) for Miners rated to operate with a [****] volt ([****]V) power supply, as specified on the applicable Purchase Order;
5.6.7.power sockets for the Miners rated [****] amperes ([****]A) or more; and
5.6.8.a storage temperature for unused Miners between [****] and [****] degrees centigrade ([****]℃ to [****]℃).
6.Liability for Breach; Indemnity.
6.1.Breach.  In the event that this Agreement is terminated pursuant to Section 2.2, the breaching Party shall be responsible for the damages that flow directly from its breach of contract, and which are recoverable under the terms of this Agreement and applicable law.  Further, the Parties acknowledge that the non-breaching Party is entitled to seek equitable or injunctive relief as warranted under the facts and circumstances giving rise to the material breach by the other Party.  The scope of entitlement for damages excludes, however, either Party’s liability to the other, or to any third party, for any consequential damages, including, but not limited to, loss of goodwill, loss of business or sale volume, and lost profits or revenues, and such exclusion of consequential damages shall apply regardless of the basis for such claim, whether in an action at law, including but not limited to, contract, strict liability, negligence, willful misconduct or other tortious action, or an action in equity.  Nothing in this Section 6.1 shall be deemed to limit the right of a non-breaching Party to termination as set forth in Section 2.2.
6.2.Late Payment.  Riot’s failure to timely pay undisputed invoice amounts in full shall constitute a material breach; provided, however, that Riot shall be entitled to written notice from MicroBT of such failure to timely pay and shall thereafter be further entitled to a thirty (30) day cure period to make such undisputed payment.  In the event of a late payment, MicroBT shall be entitled to claim interest on such late amounts at a rate of one percent (1%) per month late (12% annualized) calculated from the date that the amount of the undisputed invoice was due to MicroBT.
6.3.Indemnity.  MicroBT agrees to defend, indemnify and hold harmless Riot and its directors, officers, agents, employees, affiliates, subsidiaries and successors in interest from and against any claim, action, proceeding, liability, loss, damage, cost or expense, including, without limitation, attorneys’ fees, experts’ fees and court costs, arising out of (a) any claim by a third party that Riot’s authorized use of one or more Miners infringes upon a third party’s USA registered patent, copyright, trademark, trade secret or other intellectual property rights or (b) MicroBT’s negligence, breach of this Agreement or violation of any applicable law in connection with its performance under this Agreement (collectively, “Claim(s)”), including the payment of all amounts that a court or arbitrator finally awards or that MicroBT agrees to in settlement of any Claim(s) as well as any and all reasonable expenses or charges as they are incurred by Riot or any other party indemnified under this Section 6.3 in cooperating in the defense of any Claim(s).  Riot agrees to (i) give MicroBT prompt written notice of any such Claim; and (ii) allow MicroBT to control, and to fully cooperate with MicroBT in, the defense and all related negotiations.  MicroBT shall not enter into any stipulated judgment or settlement that purports to bind Riot without Riot’s express written authorization, which shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, MicroBT shall have no indemnity obligation for infringement claims arising from (i) use of the Miners in a manner inconsistent with the rights granted hereunder; (ii) use of the Miners in combination with software and/or hardware that is not approved or provided by MicroBT, or is not otherwise within the reasonable contemplation of the Parties given the intended use of the Miners; or (iii) Riot’s failure to implement an update or enhancement to the Miners, provided MicroBT provides Riot with notice that implementing the update or enhancement would avoid infringement or other breach of this Agreement.
7.Confidentiality; Intellectual Property.
7.1.Existing NDA.  The Parties hereby acknowledge and agree that the certain Non-Disclosure Agreement entered into by and between Shenzhen MicroBT Electronics Technology Co., Ltd. and Riot Platforms, Inc., dated effective as of February 9, 2023 (the “NDA”), is hereby incorporated by reference into this Agreement as if set forth in full herein, and shall govern the Parties’ (including their affiliates’) obligations with respect to Confidential Information (as defined in the NDA).  For the avoidance of doubt, this Agreement, the existence of the Parties’ strategic alliance hereunder, and the terms contained herein constitute Confidential Information.
7.2.Publicity.  Riot and MicroBT shall jointly coordinate any press releases or other media presentations, discussions, interviews or other similar instances of publicity regarding their strategic alliance under this Agreement, and, except as required to comply with public disclosure rules under applicable law (including any rules and regulations as promulgated by the United States Securities and Exchange Commission), no Party shall make any public announcement of this Agreement without the other Party’s prior written consent.
7.3.Intellectual Property.  The Parties hereby agree that any and all intellectual property developed prior to the Effective Date shall remain the sole and exclusive property of the Party that developed such intellectual property or for whom such intellectual property was developed.  Any intellectual property developed by MicroBT during the Term with respect to the design, manufacture, production and distribution of the Miners shall at all times be and remain the sole and exclusive property of MicroBT.  Any intellectual property developed by Riot with respect to the deployment and operation of the Miners by or on behalf of Riot shall remain the sole and exclusive property of Riot.
8.Payments Compliance.
8.1.AML/KYC.  Each Party shall strictly abide by the anti-money laundering laws and regulations of each governmental authority with jurisdiction over such Party’s performance of this Agreement, including, to the extent applicable, Section 25 of the Organized and Serious Crimes Ordinance and the Anti‑Money Laundering and Counter‑Terrorist Financing Ordinance (Cap.  615), as well as all rules established by OFAC regarding SDNs and all applicable sanctions regimes enacted under applicable law during the Term of this Agreement.  Neither Party shall participate in money laundering activities or provide convenience for others to launder money.  In addition, MicroBT will complete and return to Riot the standard new vendor questionnaire Riot requires for all new and potential vendors within [****] ([****]) days of its receipt from Riot thereof.  Further, MicroBT shall promptly notify (but in any event within [****] ([****]) business days), if any of the information contained in such questionnaire changes, and shall complete a revised questionnaire upon Riot’s request.
8.2.Duties.  Each Party shall fulfill its respective anti-money laundering obligations in accordance with the requirements of applicable anti-money laundering laws and regulations, including, as applicable, establishing and improving the internal control system for anti-money laundering, implementing customer identification, identity information and transaction record keeping, and identifying and reporting large or suspicious transactions.  Each Party shall comply with applicable regulatory requirements, such as customer classification management guidelines, to ensure that its performance under this Agreement meets the requirements of applicable anti-money laundering laws and regulations.
8.3.Cooperation.  Either Party may request the other to provide the following information according to the relevant provisions of anti-money laundering laws or regulations: the identity of the other Party and its actual controlling shareholder(s) or actual beneficial owner(s), the other Party’s economic status or business status, the source of the other Party’s funds, and, with respect to Riot, the purpose of its purchase.  Each Party undertakes not to use or disclose such information or materials provided by the other Party other than in connection with the foregoing purposes.
9.Force Majeure.
9.1.General.  Neither Party shall be liable to the other for its failure to timely perform its obligations under a Purchase Order which is directly caused by circumstances beyond the reasonable control of the Party claiming relief, provided that such circumstances were not reasonably foreseeable to that Party prior to executing the applicable Purchase Order (each, an event of “Force Majeure”).  Force Majeure shall include, but not be limited to, the following: natural disasters, such as typhoons, earthquakes, floods, hail, hurricanes, tornadoes or wildfire; war, invasion, insurrection, riot, act of terrorism, or civil or military disturbance; labor strike (except to the extent such strike affects only the Party claiming Force Majeure and not its industry at large or, with respect to MicroBT specifically, strikes arising out of its contract manufacturers); or any governmental action not directed specifically at such Party; provided, that such Party has exercised commercially reasonable efforts to mitigate the effects of such Force Majeure on its performance and, upon cessation of such Force Majeure event(s), such Party resumes its performance.  Force Majeure shall not include any rise in raw material prices, employee shortage, COVID-19 pandemic or circumstances related thereto or change in economic conditions.  A Force Majeure event shall not result in an increase in the Purchase Order Total Price.
9.2.Notice of Force Majeure.  A Party claiming relief from the timely performance of its obligations due to a Force Majeure event shall promptly notify the other Party of such Force Majeure event in writing and, if requested, shall provide the other Party with sufficient evidence of the Force Majeure event and anticipated duration of the effects thereof within the ten (10) days following the Party’s delivery of such notice.  Both Parties shall use reasonable best efforts to immediately seek a reasonable solution to minimize the damage caused by a Force Majeure event.
9.3.Termination for Force Majeure.  If a Party’s performance under a Purchase Order cannot be continued due to an event of Force Majeure, or the effect of any Force Majeure event exceeds thirty (30) days from the date that the Party claiming Force Majeure provided, or should have provided, notice thereof, then either Party shall have the right to terminate the affected Purchase Order effective immediately upon delivery of notice of such termination and the Parties shall not be liable for breach of contract, and MicroBT shall promptly return to Riot all amounts theretofore paid to MicroBT under such Purchase Order for Miners not delivered to and accepted by Riot, including the balance of the Deposit therefor.
10.Governing Law; Dispute Resolution.
10.1.Governing Law.  This Agreement shall be governed by and construed and interpreted consistent with the laws of the state of Delaware, USA, without regard to any conflict of laws rules that would otherwise be applicable.

10.2.Dispute Resolution.  If a controversy, claim or dispute arises out of or in connection with this Agreement, or the breach hereof, whether based on contract, tort, statute or other legal or equitable theory, the Parties shall use good faith efforts to settle such dispute through negotiations between senior executives of each Party.  In the event the Parties fail to resolve such dispute within thirty (30) days (or such longer period as they mutually agree) of its occurrence, such unresolved controversy, claim or dispute will be finally resolved by binding arbitration administered under the standard arbitration rules of the International Chamber of Commerce (the “Arbitration Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Section 10.2.  The exclusive and agreed upon venue of any arbitration shall be in Orange County, California, USA.  The tribunal shall consist of three qualified commercial arbitrators, of which one shall be selected by MicroBT, one shall be selected by Riot and one shall be selected neutrally pursuant to the Arbitration Rules.  The language of the arbitration shall be English.
11.Notices.

All notices and other communications required or permitted to be delivered to a Party under this Agreement shall be delivered in writing to the Party at its address set forth below and shall be deemed to be received as of: (a) the date personally delivered, if such personal delivery is made during regular business hours; (b) the date delivered by electronic mail, read receipt or other written confirmation of receipt obtained, during regular business hours (if delivered after regular business hours, such notice shall be deemed received as of the following business day); (c) the first business day after being dispatched via a nationally recognized, overnight courier guaranteeing next business day delivery; or (d) the third business day after being dispatched via certified or registered mail, return receipt requested and postage prepaid.  The addresses of the Parties are as follows:

If to MicroBT:

SuperAcme Technology (Hong Kong) Limited

[****]

[****], [****]

Attention: [****]

Email: [****]

If to Riot:

Riot Platforms, Inc.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

Attention: [****]

Email: [****]

with copies (via email only) to:

Riot Platforms, Inc.

General Counsel

Email: [****]

Either Party may change its notice information set forth in this Section 11 by delivering notice of such change to the other Party in accordance with this Section 11.

12.Miscellaneous.
12.1.Supplemental Terms.  For matters not covered in this Agreement, the Parties may negotiate and mutually sign a supplementary agreement, which shall either incorporate by reference the terms of this Agreement or shall be incorporated into the applicable Purchase Order prior to its execution to be effective.
12.2.Amendment or Modification.  This Agreement shall become effective after being signed by both Parties.  This Agreement may not be modified or amended except in a writing signed by an authorized representative of each Party.
12.3.Counterparts.  This Agreement shall be made in quadruplicate, with each Party holding two copies, with the same legal effect.  All signatures hereto may be transmitted by electronic transmission of PDF files and shall be deemed to be the original signature of such Party.
12.4.Commitment to Compliance.  Riot shall not and is committed not to deliver or sell the Miners to prohibited countries or regions as sanctioned by laws of United States of America and by the United Nations.
12.5.No Partnership.  Nothing in this Agreement shall be deemed or construed to create a partnership, joint venture or agency relationship between the Parties.  Neither Party shall take any action that could reasonably lead a third party to assume that such Party has the authority to bind the other Party or make commitments on such Party’s behalf.
12.6.Assignment.  A Party’s rights and obligations under this Agreement (including any Purchase Order executed hereunder) shall not be assigned by that Party without the prior written consent of the other Party.  Any such assignment without the requisite consent shall be deemed null and void.
12.7.Waiver.  The failure of a Party to exercise any right provided in this Agreement shall not be deemed a waiver of that Party’s prior or subsequent rights.
12.8.Severability.  If any provision(s) of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement shall remain in effect in accordance with the terms herein and shall be construed in all respects to give effect to the original intent of the Parties’ agreement, as expressed herein.
12.9.Survival.  Certain terms of this Agreement and certain of each Party’s obligations hereunder shall survive the expiration or termination of this Agreement.  Those terms intended to survive as such hereby expressly include confidentiality obligations, indemnity obligations and warranty obligations in addition to those other terms which by their very nature and inclusion herein are intended to survive.
12.10.Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit hereto.  References to sections and exhibits shall mean sections of and exhibits to this Agreement.  Headings are for convenience only and shall not affect the interpretation of any provision of this Agreement.  References to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  References to “days” shall mean calendar days, and references to “business days” shall mean any days other than Saturdays, Sundays, or days on which banking institutions in New York, New York are authorized or required by law or executive order to be closed.  The word “including” shall be construed to be followed by the words “without limitation.” All references to “Dollars” and “$” shall mean United States Dollars.

12.11.Entire Agreement.  This Agreement, including the NDA, expresses the complete understanding of the Parties with respect to the subject matter hereof and hereby supersedes all prior proposals, agreements and understandings of the Parties, whether written or oral, with respect to such subject matter.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date set forth below.

SuperAcme Technology (Hong Kong) Ltd. (“MicroBT”):

(seal)

By:/s/MicroBT

Name:[****]

Title:[****]

Dated:June 24, 2023

Riot Platforms, Inc. (“Riot”)

(seal)

By:/s/Riot

Name:Jason Les

Title:Chief Executive Officer

Dated:June 24, 2023

[Signature Page to Riot – MicroBT Master Purchase & Sale Agreement]

APPENDIX 3.1.1

Template Purchase Order

(Purchase Order No. #)

This Purchase Order No. [#] (this “Purchase Order”) is entered into as of [date] by and between [MicroBT USA entity], a [type of entity] organized under the laws of the State of [Delaware], USA, (“MBT USA”) an affiliate of Super Acme Technology (Hong Kong) Ltd., a limited company organized under the laws of Hong Kong, PRC, (together with MBT USA, collectively, “MicroBT”) and Project Lefty, LLC, a limited liability company organized under the laws of the State of Texas, USA, (“Project Lefty”) an affiliate of Riot Platforms, Inc., a corporation organized under the laws of the State of Nevada, USA, (together with Project Lefty, collectively, “Riot”) pursuant to that certain Master Purchase and Sale Agreement by and among them, dated effective as of [date] (the “Effective Date”), (the “Master Agreement”).  This Purchase Order forms an integral part of, and is incorporated by reference into, the Master Agreement, and the terms and conditions of such Master Agreement, to the extent not expressly modified by this Purchase Order, are incorporated by this reference, in full, into this Purchase Order. Any capitalized term used but not defined in this Purchase Order shall have the meaning prescribed to it in the Master Agreement.

1.Description of Transaction. The Parties are contracting for the supply of MicroBT USA manufactured Miners as specified herein.
Model Type: [A]	Model Quantity [•]	Hashrate Ordered []
Model Type: [B]	Model Quantity [•]	Hashrate Ordered [•]
Total Hashrate:	[•] TH
Total Miners:	[•] Miners
2.Miner Specifications.
Model	Power Efficiency (J/TH +/- 5%)	Power Draw (W)	Hashrate (TH)
[A]	[•]	[•]	[•]
[B]	[•]	[•]	[•]
3. Payment Terms and Schedule. The Purchase Order Total Price and payment schedule for the purchase and sale of the Miners under this Purchase Order shall be as set forth in this Section 3, subject to applicable adjustments permitted by the Master Agreement. Accordingly, the Purchase Order Total Price and payment schedule for this Purchase Order is as follows:
a) Price per Terahash (TH). Subject to permitted adjustments, the price per Terahash covered by this Purchase Order shall be as follows:
(i)	$[•]/TH for model [model] Miners; and
(ii)	$[•]/TH for model [model] Miners.
b) Total Purchase Order price ($USD). The total Purchase Order Price is $[•], exclusive of the applicable USA production premium and taxes, and further subject to adjustments as permitted by the Master Agreement.
c) Deposit. $[•] (30% of the Purchase Order Total Price), due within (7) business days of Purchase Order execution, and payable pursuant to the applicable MicroBT invoice.

d) Progress Payment. 40% of Batch purchase price, due on or before the fifteenth (15th) day of the third (3rd) month preceding the corresponding Batch Delivery Date, and payable pursuant to the applicable MicroBT invoice.
e) Final Payment. 30% (balance payment) of Batch purchase price (subject to adjustment based on actual hashrate delivered as provided in Section 3.2.2 of the Master Agreement), plus the applicable USA production premium (capped at $300/Miner) and applicable taxes, due upon Delivery and payable within two (2) business days of receipt of the applicable MicroBT invoice.
f) Payment Schedule.

Batch Date	Deposit (30% of Purchase Order Total Price)	Progress Payment 1	Progress Payment 2	USA Production Premium ($300/unit max)
Month/Year	$ [•]
Month/Year		$ [•]
Month/Year		$ [•]
Month/Year			$ [•]	$ [•]
Month/Year			$ [•]	$ [•]
TOTALS	$ [•]	$ [•]	$ [•]	$ [•]

g) Purchase Order Total Price Adjustments. [Parties to identify any applicable price adjustments that are not included in the Master Agreement Section 3, if any].

4.Delivery Terms & Schedule. Deliveries are to be made Ex-Works (Incoterms 2020) MicroBT’s Delaware, USA warehouse, on or before the fifteenth day (15th) of each delivery month. MicroBT shall package the Miners and Riot shall manage pick-up and transportation of the Miner to its facility.

Batch Delivery Date	[•] Model Type	[•] Model Type
Day/Month/Year	[•] Batch Quantity	[•] Batch Quantity
Day/Month/Year	[•] Batch Quantity	[•] Batch Quantity
Total Miners	[•]	[•]

5. Authorized Representatives:

a)MicroBT: [•]
b)Riot: [•]

6. Supplemental Terms and Conditions:

a)[•]

b) Purchase Order Supremacy. In the event of any conflict between terms contained in this Purchase Order and those terms contained in the Master Agreement, the Parties hereby acknowledge and agree that the terms of this  Purchase Order shall supersede, prevail and govern over those conflicting terms of the Master Agreement.

[Remainder of Page Intentionally Left Blank -Template Purchase Order Signatures Page Follows]

[Template Purchase Order Signature Page – Do Not Sign]

IN WITNESS WHEREOF, the Parties hereto have executed this Purchase Order as of the date indicated below.

[•], a [State of organization] [type of entity],

for itself and its affiliate, Super Acme Technology (Hong Kong) Ltd., a Hong Kong limited company

By:

Name:

Title:

Dated:

[•], a [State of organization] [type of entity],

for itself and its affiliate, Riot Platforms, Inc., a Nevada corporation

By:

Name:

Title:

Dated:

APPENDIX 3.1.2

Initial Purchase Order

(Purchase Order No. 1)

This Purchase Order No. 01 (this “Purchase Order”) is entered into as of June 23, 2023 by and between SuperAcme Inc., a corporation organized under the laws of the State of Delaware, USA, (“MBT USA”) an affiliate of Super Acme Technology (Hong Kong) Ltd., a limited company organized under the laws of Hong Kong, PRC, (together with MBT USA, collectively, “MicroBT”) and Project Lefty, LLC, a limited liability company organized under the laws of the State of Texas, USA, (“Project Lefty”) an affiliate of Riot Platforms, Inc., a corporation organized under the laws of the State of Nevada, USA, (together with Project Lefty, collectively, “Riot”) pursuant to that certain Master Purchase and Sale Agreement by and among them, dated effective as of June 23, 2023 (the “Effective Date”), (the “Master Agreement”).  This Purchase Order forms an integral part of, and is incorporated by reference into, the Master Agreement, and the terms and conditions of such Master Agreement, to the extent not expressly modified by this Purchase Order, are incorporated by this reference, in full, into this Purchase Order. Any capitalized term used but not defined in this Purchase Order shall have the meaning prescribed to it in the Master Agreement.

1.Description of Transaction. The Parties are contracting for the supply of MicroBT USA manufactured Miners as specified herein.

Total Hashrate:	7,521,200 TH
M56S+:	8,320 units (1,830,400 TH)
M56S++:	24,960 units (5,740,800 TH)
Total Miners:	33,280

2.Miner Specifications.

Model	Power Efficiency	Power Draw	Hashrate
	(J/TH +/- 5%)	(W)	(TH/s)
M56S+	24	5,280	220
M56S++	22	5,060	230

3. Payment Terms and Schedule. The Purchase Order Total Price and payment schedule for the purchase and sale of the Miners under this Purchase Order shall be as set forth in this Section 3, subject to applicable adjustments according to this Section 3(g). Accordingly, the Purchase Order Total Price and payment schedule for this Purchase Order is as follows:
a) Price per Terahash (TH). Subject to adjustment as provided for in Section 3(g), the price per Terahash covered by this Purchase Order shall be as follows:
(i)$[****]/TH for model M56S+ Miners; and
(ii)$[****]/TH for model M56S++ Miners.
b) Total Purchase Order price ($USD). The total Purchase Order Price is $162,905,600.00, exclusive of the applicable USA production premium and taxes, and further subject to adjustments as permitted by the Master Agreement and Section 3(g) below.
c) Deposit. $48,871,680.00 (30% of the Purchase Order Total Price), due within (7) business days of Purchase Order execution, and payable pursuant to the applicable MicroBT invoice.
d) Progress Payment. 40% of Batch purchase price, due on or before the fifteenth (15th) day of the third (3rd) month preceding the corresponding Batch Delivery Date, and payable pursuant to the applicable MicroBT invoice.
e) Final Payment. 30% (balance payment) of Batch purchase price (subject to adjustment based on actual hashrate delivered as provided below), plus the applicable USA production premium (capped at $[****]/Miner) and applicable taxes, due upon Delivery and payable within two (2) business days of receipt of the applicable MicroBT invoice.
f) Payment Schedule.

Batch Date	Deposit	Progress Payment 1	Progress Payment 2	USA Production Premium ($[****]/unit max)†
Jun-23	$48,871,680
Sep-23		$ 10,434,293
Oct-23		$ 10,434,293
Nov-23		$ 10,434,293	$ 7,870,720	$ [****]
Dec-23		$ 11,226,453	$ 7,870,720	$ [****]
Jan-24		$ 11,226,453	$ 7,870,720	$ [****]
Feb-24		$ 11,226,453	$8,419,840	$ [****]
March-24			$8,419,840	$ [****]
April-24			$8,419,840	$ [****]
TOTALS	$48,871,680	$64,982,238	$48,871,680	$ [****]

*all amounts stated in United States Dollars (USD $).

†subject to downward adjustment to reflect actual cost premium for USA production.

g) Adjustments. Riot acknowledges that the actual hashrate and efficiency of each Miner actually delivered by MicroBT may fluctuate (subject to the 90% performance guarantee set forth in the Master Agreement’s warranty provisions). Accordingly, Riot agrees that the final aggregate Purchase Order price may be greater than the Purchase Order Total Price set forth herein ($162,905,600.00), based on the total hashrate actually delivered by MicroBT and the price per Terahash corresponding to the applicable Miner as set forth in this Section 3.  [****].

4.Delivery Terms & Schedule. Deliveries are to be made Ex-Works (Incoterms 2020) MicroBT’s Delaware, USA warehouse, on or before the fifteenth day (15th) of each delivery month. MicroBT shall package the Miners and Riot shall manage pick-up and transportation of the Miner to its facility.

Batch Delivery Date	M56S+	M56S++
15-Nov-23	2,773	2,773
15-Dec-23	2,773	2,773
15-Jan-24	2,773	2,773
15-Feb-24	-	5,547
15-Mar-24	-	5,547
15-April-24	-	5,546
Total Miners	8,320	24,960

5. Authorized Representatives:

a)MicroBT: [****]
b)Riot: [****]

6. Supplemental Terms and Conditions:

a) [****].

b) Purchase Order Supremacy. In the event of any conflict between the terms contained in this Purchase Order and those terms contained in the Master Agreement, the Parties hereby acknowledge and agree that the terms of this Purchase Order shall supersede, prevail and govern over those conflicting terms of the Master Agreement.

[Signature Page to Riot – MicroBT Initial Purchase Order Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Purchase Order as of the date indicated below.

SuperAcme, Inc., a Delaware corporation,

for itself and its affiliate, Super Acme Technology (Hong Kong) Ltd., a Hong Kong limited company

By:/s/MicroBT

Name:[****]

Title:[****]

Dated:June 24, 2023

Project Lefty, LLC, a Texas limited liability company,

for itself and its affiliate, Riot Platforms, Inc., a Nevada corporation

By: Riot Platforms, Inc., its managing member

By:/s/Riot

Name:Jason Les

Title:Chief Executive Officer

Dated:June 24, 2023

[Signature Page to Riot – MicroBT Initial Purchase Order]